EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Russell E. Anderson, CPA

Russ Bradshaw, CPA

William R. Denney, CPA

Sandra Chen, CPA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

CAM GROUP, INC.

We hereby consent to the use of our report dated April 15, 2013, with respect to the consolidated balance sheets of CAM GROUP, INC. as of December 31, 2012, and the related consolidated statements of operations and comprehensive income, changes in stockholders’ equity and cash flows for the year then ended, incorporated by reference in Form S-8 to be filed on or about May 6, 2013. We also consent to the use of our name and the reference to us in the Experts section of the Form S-8.

/s/ANDERSON BRADSHAW PLLC

Salt Lake City,

Utah May 6, 2013

5296 S. Commerce Dr

Suite. 300

Salt Lake City, Utah 84107

USA

(T) 801.281.4700

(F) 801.281.4701

Suite A, 5/F

Max Share Center

373 Kings Road

North Point

Hong Kong

(T) 852.21.555.333

(F) 852.21.165.222